EXHIBIT 99.01

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of iConclude Co.

We have audited the accompanying balance sheets of iConclude Co. (the Company) as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2006 and the period from inception (January 10, 2005) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006 and the period from inception (January 10, 2005) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

Seattle, Washington
March 29, 2007

iCONCLUDE CO.

BALANCE SHEET

DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,165,951	$1,768,011
Accounts receivable	1,011,543	87,000
Prepaid expenses and other current assets	124,050	32,842
Total current assets	8,301,544	1,887,853

PROPERTY AND EQUIPMENT, net	96,942	69,530

OTHER LONG-TERM ASSETS	—	4,571

	$8,398,486	$1,961,954

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$168,754	$52,849
Accrued expenses	380,213	31,780
Deferred revenue - current portion	520,473	80,494
Total current liabilities	1,069,440	165,123

DEFERRED REVENUE - NON-CURRENT PORTION	185,000	—

Total liabilities	1,254,440	165,123

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS’ EQUITY
Series A preferred stock - par value $.001 per share 8,500,000 shares authorized; 7,944,630 shares issued and outstanding; liquidation preference of $3,018,959	7,945	7,945
Series B preferred stock - par value $.001 per share 13,000,000 shares authorized; 12,674,808 shares issued and outstanding; liquidation preference of $9,000,001	12,675	—
Common stock - par value $.001 per share; 22,000,000 shares authorized; 9,574,500 and 9,550,000 shares issued and outstanding, respectively.	9,530	9,505
Additional paid in capital	11,909,137	2,973,252
Accumulated deficit	(4,795,241)	(1,193,871)
Total stockholders’ equity	7,144,046	1,796,831

	$8,398,486	$1,961,954

See accompanying notes.

iCONCLUDE CO.

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006 AND PERIOD FROM

INCEPTION (JANUARY 10, 2005) TO DECEMBER 31, 2005

	2006	2005
REVENUE
Software and maintenance	$1,176,571	$70,846
Professional services and consulting	55,409	4,560
	1,231,980	75,406

COST OF GOODS SOLD	212,284	3,229

OPERATING EXPENSES
Research and development	1,562,651	600,650
Sales and marketing	2,904,972	399,996
General and administrative	483,989	238,500
Total operating expenses	4,951,612	1,239,146

Loss from operations	(3,931,916)	(1,166,969)

OTHER INCOME (EXPENSE)
Interest expense	—	(43,401)
Interest income and other, net	330,546	16,499
	330,546	(26,902)

NET LOSS	$(3,601,370)	$(1,193,871)

See accompanying notes.

iCONCLUDE CO.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

YEAR ENDED DECEMBER 31, 2006 AND PERIOD FROM

INCEPTION (JANUARY 10, 2005) TO DECEMBER 31, 2005

									Total
	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Paid In Capital	Deficit	Equity

INCEPTION, January 10, 2005	—	$—	—	$—	—	$—	$—	$—	$—

Issuance of common stock to founders	—	—	—	—	9,500,000	9,500	(9,500)	—	—
Issuance of common stock	—	—	—	—	50,000	5	—	—	5
Issuance of Series A preferred shares, net of issuance costs of $58,954	7,894,739	7,895	—	—	—	—	2,933,152	—	2,941,047
Issuance of Series A preferred shares in lieu of payment of accrued interest on notes payable	49,891	50	—	—	—	—	18,909	—	18,959
Issuance of preferred stock warrants	—	—	—	—	—	—	29,990	—	29,990
Issuance of stock options to consultants	—	—	—	—	—	—	701	—	701
Net loss	—	—	—	—	—	—	—	(1,193,871)	(1,193,871)

BALANCE, December 31, 2005	7,944,630	7,945	—	—	9,550,000	9,505	2,973,252	(1,193,871)	1,796,831

Issuance of common stock	—	—	—	—	24,500	25	618	—	643
Issuance of Series B preferred shares, net of issuance costs of $62,000	—	—	12,674,808	12,675	—	—	8,925,326	—	8,938,001
Stock based compensation	—	—	—	—	—	—	9,941	—	9,941
Net loss	—	—	—	—	—	—	—	(3,601,370)	(3,601,370)

BALANCE, December 31, 2006	7,944,630	$7,945	12,674,808	$12,675	9,574,500	$9,530	$11,909,137	$(4,795,241)	$7,144,046

See accompanying notes.

iCONCLUDE CO.

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2006 AND PERIOD FROM

INCEPTION (JANUARY 10, 2005) TO DECEMBER 31, 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,601,370)	$(1,193,871)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	35,389	7,736
Loss on disposal of capital equipment	739	—
Share based compensation	9,941	701
Interest expense satisfied through issuance of preferred stock warrants	—	24,442
Interest expense paid with issuance of Series A preferred stock	—	18,959
Change in assets and liabilities
Accounts receivable	(924,543)	(87,000)
Prepaid expenses and other current assets	(86,637)	(27,294)
Accounts payable	115,905	52,849
Accrued expenses	348,433	31,780
Deferred revenue	624,979	80,494
	(3,477,164)	(1,091,204)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(63,540)	(77,266)
Acquisition of other long term assets	—	(4,571)
	(63,540)	(81,837)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable	—	500,000
Proceeds from issuance of common stock	643	5
Proceeds from issuance of Series B preferred stock, net	8,938,001	2,441,047
	8,938,644	2,941,052

NET INCREASE IN CASH AND CASH EQUIVALENTS	5,397,940	1,768,011

CASH AND CASH EQUIVALENTS, beginning of period	1,768,011	—

CASH AND CASH EQUIVALENTS, end of period	$7,165,951	$1,768,011

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES
Issuance of preferred stock warrants	$—	$5,548
Conversion of notes payable to Series A preferred stock	$—	$500,000

See accompanying notes.

Note 1 - Description of Operations and Summary of Significant Accounting Policies

Operations - iConclude Co. (“iConclude” or “the Company”) was incorporated on January 10, 2005 and is headquartered in Bellevue, Washington. The Company develops software that provides incident resolution and problem management solutions to allow frontline Information Technology (“IT”) staff to resolve complex incidents and alerts within the IT infrastructure in an attempt to reduce support costs and accelerating time to resolution.

During March 2007, the shareholders approved a merger and acquisition agreement to sell all outstanding common and preferred shares of the Company (Note 8).

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist primarily of money market instruments.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash, cash equivalents and accounts receivable. The Company maintains its cash accounts with financial institutions where, at times, deposits exceed federal insurance limits. The Company has credit risk regarding trade accounts receivable. The Company performs initial and ongoing evaluations of its customers’ financial position, and generally extends credit on account, without collateral. The Company determines the need for an allowance for doubtful accounts based upon its historical experience and the expected collectibility of accounts receivable. At December 31, 2006, approximately 90% of accounts receivable are from three customers and approximately 62% of revenue was from two of these customers.

Property and Equipment - Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method and the following estimated useful lives:

Computer and office equipment	3 to 5 years
Software	3 years
Furniture	7 years

Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation is removed from the accounts and any resulting gain or loss is reflected in the statement of operations. Repair and maintenance costs are expensed as incurred.

Revenue Recognition - Revenue consists of fees for perpetual licenses and subscription licenses of the Company’s software products, maintenance fees and professional service fees. The Company records revenue in accordance with Statement of Position No. 97-2 (“SOP 97-2”), Software Revenue Recognition, as amended by SOP No. 98-9, Software Revenue Recognition, With Respect to Certain Transactions, as well as related interpretations including Technical Practice Aids.

License revenue consists of license fees charged for the use of the Company’s product licensed under a perpetual and term based arrangements. Revenue is recognized from the sale of software licenses when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed or determinable, and collection of the resulting receivable is probable. Delivery generally occurs when product is delivered to a common carrier or the software is made available for download. At the time of the transaction, management assesses whether the fee associated with the revenue transaction is fixed or determinable based on the payment terms associated with the transaction and whether or not collection is probable. Perpetual license fees bundled with maintenance contracts are recognized under the residual value method using stated renewal value for purposes of allocating fees associated with the maintenance contract which are deferred at the time of sale.

Subscription revenue consists of license fees to use the software product, and to receive maintenance support (such as customer support and product updates) for a limited period of time. Since subscription licenses include bundled products and services which are sold as a combined product offering and for which the fair value of the license fee is not separately determinable from maintenance, both product and service revenue are generally recognized ratably over the term of the subscription.

Maintenance revenue consists of fees charged for post-contract customer support, which are determinable based upon vendor specific evidence of fair value. Maintenance fee arrangements include ongoing customer support and rights to product updates if and when available. Payments for maintenance are generally made in advance and are nonrefundable. Revenue is recognized ratably over the period of the maintenance contract. Maintenance arrangements bundled with perpetual software license fees are allocated based on stated renewal rates and deferred.

Professional service revenue consists of fees charged for product training and consulting services, which are determinable, based upon vendor specific evidence of fair value. Professional service revenue is recognized as the professional services are delivered provided all other revenue recognition requirements are met.

Cash payments received or accounts receivable due in advance of revenue recognition are recorded as deferred revenue on the accompanying balance sheet.

Research and Development - Research and development costs are charged to operations as incurred.

Cost Allocation - The Company allocates certain overhead operating costs between research and development, sales and marketing, and general and administration expense based upon the number of employees in the related departments.

Income Taxes - The Company follows the asset and liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109 (“SFAS No. 109”), Accounting for Income Taxes. This method requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recorded.

Stock-Based Compensation - On January 1, 2006, the Company adopted the provisions of SFAS No. 123R, Share-Based Payments, which requires recognition of expense related to the fair value of share-based compensation. Prior to January 1, 2006, the Company accounted for share-based compensation under the recognition and measurement provisions of Accounting Principles Board No. 25 (“APB No. 25”), Accounting for Stock Issued to Employees, and related Interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation. The Company adopted SFAS No. 123R using the prospective transition method. Compensation cost recognized for the year ended December 31, 2006 includes compensation cost for all share-based compensation granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R, recognized using the straight-line attribution method.

The fair value of stock options granted during 2006 was estimated on the date of grant using the Black-Scholes option-pricing method and the following assumptions:

Dividend yield	0%
Risk-free interest rate	4.35% - 5.09%
Expected life	4 years
Expected volatility	110%

The Company has not declared or paid any dividends. The risk-free interest rate used in the Black-Scholes valuation method is based on the implied yield available at the time of option grant in U.S. Treasury securities at maturity with a term equivalent to the expected life of the option. Expected volatility is based on an average volatility of stock prices for a group of publicly traded companies with similar software product offerings. The expected life of options represents the period that the stock-based awards are expected to be outstanding. Consideration was given to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior. The valuation of the Company’s common stock for purposes of option grants and fair-value calculations is based upon independent valuation, consideration of enterprise value and assessment of other common and preferred stock transactions occurring during the period.

The Company’s stock price volatility and expected option lives involve management’s best estimates, both of which impact the fair value of the option calculated under the Black-Scholes method and, ultimately, the expense that will be recognized over the life of the option. SFAS No. 123R also requires that the Company recognize compensation expense for only the portion of options expected to vest. Therefore, management applied an estimated forfeiture rate that was derived from historical employee termination behavior. If the actual number of forfeitures differs from these estimates, additional adjustments to compensation expense may be required in future periods.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the potential effect, if any, of implementing this standard.

In June 2006, the FASB issued Financial Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes. FIN No. 48 clarifies the application of SFAS No. 109 by providing detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN No. 48 and in subsequent periods. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the potential effects, if any, of FIN No. 48 on its consolidated financial statements.

Note 2 - Property and Equipment

A summary of property and equipment as of December 31 is as follows:

	2006	2005

Computer and office equipment	$114,500	$62,150
Software	10,935	9,120
Furniture	6,808	4,396
Leasehold improvements	6,963	1,600
	139,206	77,266
Less: Accumulated depreciation	(42,264)	(7,736)
Property and equipment, net	$96,942	$69,530

Depreciation and amortization expense was $35,389 and $7,736 for the year ended December 31, 2006 and the period ended December 31, 2005, respectively.

Note 3 - Notes Payable

During February 2005, the Company received $500,000 cash in exchange for note payable agreements (the “Bridge Notes”) along with the issuance of warrant agreements to certain venture capital firms and individuals. Interest on the Bridge Notes accrued at 8.0% per annum. On August 1, 2005, the Bridge Notes and related accrued interest since date of issuance were converted into 1,365,680 shares of Series A preferred stock, see Note 4.

The warrant agreements have a term of five years and initially provided for escalating quantities of equity instruments based on the timing and form of future equity financing activities by the Company. Concurrent with the closing of the Series A preferred stock financing, the escalation clause was terminated and the warrants became exercisable for 197,366 shares of Series A preferred stock at a price of $0.38 per share. The total value of the warrants issued is $24,442 and is recorded as interest expense for the period ended December 31, 2005.

Effective December 1, 2005, the Company entered into a loan and security agreement with Silicon Valley Bank (“SVB”). The agreement commits SVB to advance up to $500,000 through December 1, 2006 (“the Advance Period”). The Advance Period was subsequently extended to February 2007. Interest on unpaid principal is payable monthly and accrues at prime plus 0.25%. At the end of the Advance Period, outstanding principal is payable in 36 equal monthly installments. Borrowings under the facility will be secured by the assets of the Company and subject to certain terms and conditions. At December 31, 2006 and 2005, there were no borrowings outstanding under the loan agreement.

The terms of the loan agreement called for the Company to issue SVB warrants to purchase 29,605 shares of Series A preferred stock with a term of ten years. The total value of the warrants issued is $5,548 and is recorded as loan issuance costs at December 31, 2006 and 2005, to be amortized to interest expense over the term of any borrowing under the loan agreement or expensed at the end of the Advance Period if there are no advances received under the agreement.

Note 4 - Stockholders’ Equity

Common Stock - At December 31, 2006 and 2005, the Company is authorized to issue 36.0 million and 22.0 million shares of common stock, respectively, with a par value of $0.001 per share. Included in common stock at December 31, 2006 and 2005 are 9.5 million shares issued to the founders of the Company.

Preferred Stock - Preferred stock is issuable in one or more series, each with such designations, rights, qualifications, limitations, and restrictions as the Board of Directors of the Company may determine at the time of issuance. At December 31, 2006, the Company has authorized 21,171,601 shares of preferred stock, of which 8,171,601 are designated as Series A and 13,000,000 are designated as Series B.

On August 1, 2005, 7,944,630 shares of Series A preferred stock, including the shares issued upon conversion of the Bridge Notes (Note 3), were issued at a price of $0.38 per share, less issuance costs of $58,954. On March 31, 2006, 12,674,808 shares of Series B preferred stock were issued at a price of $0.71007 per share, less issuance costs of $62,000. The terms of the Series A preferred stock and Series B preferred stock are summarized below:

a.          Conversion - Each share of Series A and Series B preferred stock is convertible at the option of the holder into such number of common stock as is determined by dividing the original issue price by the conversion price in effect at the time of conversion. Each share of Series A and Series B preferred stock is currently convertible into one share of common stock. Under the terms of the agreements, preferred stock can generally be automatically converted into shares of common stock upon the closing of a public offering.

b.          Liquidation and Preference - In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of preferred stock will be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, an amount per share equal to the original issue price (as adjusted for stock splits, stock dividends, reclassifications and the like) for each share of Series A or Series B preferred stock held by them, plus declared but unpaid dividends.

c.          Redemption - The Series A and Series B preferred stock are not redeemable.

d.          Voting - The holder of each share of Series A and Series B preferred stock has the right to one vote for each full share of common stock into which its respective shares of preferred stock would be convertible on the record date for the vote.

e.          Dividends - The holders of Series A and Series B preferred stock are entitled to receive dividends out of any assets legally available, prior and in preference to any declaration or payment of any dividends to holders of common stock. Dividends are payable when declared by the Board of Directors without cumulative preferences for Series A and Series B preferred stock at the rate of 8% of the applicable original issue price.

Note 5 - Stock Option Plan

On February 7, 2005, the Company adopted an incentive stock option plan (the “Plan”), which provides for the issuance of up to 450,000 incentive and nonqualified common stock options to employees, directors, officers and consultants of the Company. In August 2005 and March 2006, the Company amended the Plan to increase the number of shares of common stock reserved for issuance under the Plan to 2,520,000 and 3,403,166, respectively. The term of each option shall be no more than ten years. The options generally vest over a four year period. As of December 31, 2006 and 2005, there were 569,154 and 1,178,950 shares, respectively, available for issuance under the Plan.

The following table summarizes stock option activity for the Plan for the year ended December 31, 2006 and the period ended December 31, 2005:

			Weighted
			Average
		Weighted	Remaining
	Options	Average	Contractual
	Outstanding	Exercise Price	Life (in years)
Outstanding at inception (January 10, 2005)	—	$—
Options granted	1,353,050	$0.02
Options forfeited or cancelled	(12,000)	$0.04

Outstanding at December 31, 2005	1,341,050	$0.02	9.54
Options granted	1,684,212	$0.13
Options exercised	(24,500)	$0.03
Options forfeited or cancelled	(191,250)	$0.08

Outstanding at December 31, 2006	2,809,512	$0.08	9.14

Vested and expected to vest at December 31, 2006	2,355,425	$0.08	9.12

Exercisable at December 31, 2006	539,078	$0.03	8.58

The weighted-average grant date fair value of options granted during the year ended December 31, 2006 was $0.096. As of December 31, 2006, there was a total of $112,733 unrecognized compensation cost related to unvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a period of four years. Compensation expense of $9,941 was recognized in 2006 for the options granted to employees during the year ended December 31, 2006.

Note 6 - Income Taxes

The components of deferred taxes are as follows at December 31:

	2006	2005
Deferred tax assets (liabilities)
Net operating loss carryforwards	$1,680,000	$400,000
Tax credits	103,000	29,000
Depreciation and amortization	65,000	28,000
Accrued compensation	36,000	—
Other	(30,000)	(8,000)
	1,854,000	449,000
Less: Valuation allowance	(1,854,000)	(449,000)
	$—	$—

The Company has established a valuation allowance of $1,854,000 and $449,000 as of December 31, 2006 and 2005, respectively, due to the uncertainty of future realization of the net deferred tax assets. The Company has net operating loss carryforwards for federal tax purposes of approximately $4.5 million and $1.2 million at December 31, 2006 and 2005, respectively, which expire beginning in 2025. Carryforwards of net operating losses are subject to possible limitation should a change in ownership of the Company occur, as defined by Internal Revenue Code Section 382.

Note 7 - Commitments and Contingencies

Facility Lease - The Company leases its office space under a non-cancelable operating lease that expires on June 30, 2007. Minimum future payments under the lease are $33,126, all due in 2007. Total rent expense for the year ended December 31, 2006 and the period ended December 31, 2005 was approximately $60,600 and $26,700, respectively.

Note 8 - Subsequent Event

Merger and Acquisition Agreement - On March 5, 2007, the shareholders entered into a merger and acquisition agreement (the “Acquisition Agreement”) whereby all of the outstanding shares of common stock and preferred stock of the Company will be purchased by Opsware Inc., a provider of data center automation software, in exchange for $30.0 million cash and approximately 3.39 million shares of Opsware common stock. As part of the agreement, the Company will declare a dividend expected to be approximately $6.0 million to $7.0 million payable pro rata to all shareholders of record immediately prior to the closing of the Acquisition Agreement. The Acquisition Agreement is expected to close on or about May 1, 2007.